Exhibit 23





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We consent to the incorporation by reference in the Registration Statements (Nos. 333-06705 and 333-30042) on Form S-8 of our report dated August 18, 2000 for the years ended June 30, 1998, 1999 and 2000, and to the addition of our firm under the caption "Experts" in the Prospectus, insofar as it relates to our report on the financial statements for the three years ended June 30, 2000.


                                        /s/ Margolin, Winer & Evens LLP
                                        -------------------------------
                                            Margolin, Winer & Evens LLP


Garden City, New York
September 28, 2000